EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB  of Coast Bancorp for the quarter ended September 30, 2002, I, Thomas J. Sherman, Chief Financial Officer of Coast Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           such Quarterly Report on Form 10-QSB of Coast Bancorp for the quarter ended September 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Quarterly Report on Form 10-QSB  of Coast Bancorp for the quarter ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Coast Bancorp

Dated:  December 2, 2002

/s/ THOMAS J. SHERMAN
THOMAS J. SHERMAN
Chief Financial Officer